Exhibit 21.2

List of Subsidiaries of Registrant

Imagineering Gaming, Inc. – wholly owned

Las Vegas Gaming Acquisition, Corp. – wholly owned

Las Vegas Keno, Incorporated – are 85% owned inactive corporation